Exhibit (a)(1)(G)
FORMS OF REMINDER E-MAILS
[Approximately One Week After Offer Commences]
          We are just completing the first week of the Lamar Advertising Company Offer to Exchange Certain Outstanding Options for New Options.
          The offer expires at 5:00 p.m., Central Time, on July 1, 2009 (unless we extend the offer). If you would like to participate in this offer, you should complete an Election Form and deliver it to us via:
•	E-mail to dwatson@lamar.com (attaching a PDF or similar imaged document file of your Election Form);
•	Fax to Debra Watson at (225) 926-1192; or
•	Hand-delivery to Debra Watson at Lamar.
          Only responses that are properly completed and received by the deadline will be accepted. We will not accept responses submitted by any other means, including interoffice, U.S. mail (or other post) or overnight delivery (such as Federal Express). The deadline will be strictly enforced.
          This notice does not constitute the offer. The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Kevin P. Reilly, Jr. dated June 3, 2009; (3) the Election Form; and (4) the Withdrawal Form. Please read the materials carefully and consult with your personal financial and tax advisors before deciding whether or not to participate.
          If you cannot locate any of these documents, or have any questions about the offer, please contact Debra Watson, by e-mail at dwatson@lamar.com or telephone at (800) 235-2627 (ext. 339), or Tammy Duncan, by e-mail at tduncan@lamar.com or telephone at (800) 235-2627 (ext. 254).
          The submission of the required documents must be made by the deadline indicated above. We cannot accept late submissions, and we therefore urge you to respond early to avoid any last minute problems.

[Approximately Two Weeks After Offer Commences]
          We are about to complete the second week of the Lamar Advertising Company Offer to Exchange Certain Outstanding Options for New Options.
          The offer expires at 5:00 p.m., Central Time, on July 1, 2009 (unless we extend the offer). If you would like to participate in this offer, you should complete an Election Form and deliver it to us via:
•	E-mail to dwatson@lamar.com (attaching a PDF or similar imaged document file of your Election Form);
•	Fax to Debra Watson at (225) 926-1192; or
•	Hand-delivery to Debra Watson at Lamar.
          Only responses that are properly completed and received by the deadline will be accepted. We will not accept responses submitted by any other means, including interoffice, U.S. mail (or other post) or overnight delivery (such as Federal Express). The deadline will be strictly enforced.
          This notice does not constitute the offer. The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Kevin P. Reilly, Jr. dated June 3, 2009; (3) the Election Form; and (4) the Withdrawal Form. Please read the materials carefully and consult with your personal financial and tax advisors before deciding whether or not to participate.
          If you cannot locate any of these documents, or have any questions about the offer, please contact Debra Watson, by e-mail at dwatson@lamar.com or telephone at (800) 235-2627 (ext. 339), or Tammy Duncan, by e-mail at tduncan@lamar.com or telephone at (800) 235-2627 (ext. 254).
          The submission of the required documents must be made by the deadline indicated above. We cannot accept late submissions, and we therefore urge you to respond early to avoid any last minute problems.

[Final Week]
          We are entering the final week of the Lamar Advertising Company Offer to Exchange Certain Outstanding Options for New Options.
          The offer expires at 5:00 p.m., Central Time, on July 1, 2009 (unless we extend the offer). If you would like to participate in this offer, you should complete an Election Form and deliver it to us via:
•	E-mail to dwatson@lamar.com (attaching a PDF or similar imaged document file of your Election Form);
•	Fax to Debra Watson at (225) 926-1192; or
•	Hand-delivery to Debra Watson at Lamar.
          Only responses that are properly completed and received by the deadline will be accepted. We will not accept responses submitted by any other means, including interoffice, U.S. mail (or other post) or overnight delivery (such as Federal Express). The deadline will be strictly enforced.
          This notice does not constitute the offer. The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Kevin P. Reilly, Jr. dated June 3, 2009; (3) the Election Form; and (4) the Withdrawal Form. Please read the materials carefully and consult with your personal financial and tax advisors before deciding whether or not to participate.
          If you cannot locate any of these documents, or have any questions about the offer, please contact Debra Watson, by e-mail at dwatson@lamar.com or telephone at (800) 235-2627 (ext. 339), or Tammy Duncan, by e-mail at tduncan@lamar.com or telephone at (800) 235-2627 (ext. 254).
          The submission of the required documents must be made by the deadline indicated above. We cannot accept late submissions, and we therefore urge you to respond early to avoid any last minute problems.

[Last Days]
          We are coming up to the last day to participate in the Lamar Advertising Company Offer to Exchange Certain Outstanding Options for New Options.
          The offer expires at 5:00 p.m., Central Time, on July 1, 2009 (unless we extend the offer). The expiration time and date will be strictly enforced, so we urge you to act now if you would like to participate in the offer.
          If you would like to participate in this offer, you should complete an Election Form and deliver it to us via:
•	E-mail to dwatson@lamar.com (attaching a PDF or similar imaged document file of your Election Form);
•	Fax to Debra Watson at (225) 926-1192; or
•	Hand-delivery to Debra Watson at Lamar.
          Only responses that are properly completed and received by the deadline will be accepted. We will not accept responses submitted by any other means, including interoffice, U.S. mail (or other post) or overnight delivery (such as Federal Express). The deadline will be strictly enforced.
          This notice does not constitute the offer. The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Kevin P. Reilly, Jr. dated June 3, 2009; (3) the Election Form; and (4) the Withdrawal Form. Please read the materials carefully and consult with your personal financial and tax advisors before deciding whether or not to participate.
          If you cannot locate any of these documents, or have any questions about the offer, please contact Debra Watson, by e-mail at dwatson@lamar.com or telephone at (800) 235-2627 (ext. 339), or Tammy Duncan, by e-mail at tduncan@lamar.com or telephone at (800) 235-2627 (ext. 254).